                                                                   EXHIBIT 10.17



                                 MARINA VILLAGE
                               Alameda, California

                              NET OFFICE-TECH LEASE
                             BASIC LEASE INFORMATION

                                                                 LEASE REFERENCE
                                                                 ---------------

Effective Date: March 10, 2000

Landlord:      ALAMEDA REAL ESTATE INVESTMENTS,
               a California limited partnership

Tenant:        WIND RIVER SYSTEMS, INC.,
               a California corporation

Premises and Building Address:       1010 Atlantic Avenue        Paragraph 1
                                   Alameda, California 94501

Approximate Area of Premises: 44,000 rentable square feet

Term Commencement: March 1, 2000                                 Paragraph 2

Term Expiration: May 31, 2005                                    Paragraph 2

Base Rent:                                                       Paragraph 3 (a)

                                   Months                        Monthly Base Rent
                                   ------                        -----------------
                      March 1, 2000 - May 31, 2000                      $27,160
                      June 1, 2000 - May 31, 2001                       $77,000
                      June 1, 2001 - May 31, 2002                       $80,080
                      June 1, 2002 - May 31, 2003                       $83,160
                      June 1, 2003 - May 31, 2004                       $86,680
                      June 1, 2004 - May 31, 2005                       $90,200

Tenant's Percentage Share: 100%                                  Paragraph 4(a)

Use:    General office, administrative, research and
        development, computer laboratory and related
        warehouse.                                               Paragraph 6(a)

Security Deposit: $40,000.00                                     Paragraph 16

Tenant's Address for Notices:                                    Paragraph 21

        500 Wind River Way
        Alameda, CA 94501
        Attn: Richard Kraber
        Telecopier No. (510) 749-2880

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Landlord's Address for Notices:                                  Paragraph 21

        Alameda Real Estate Investments
        314 Lytton Avenue, Suite 200
        Palo Alto, CA 94301
        Attn: Director, Joseph R. Seiger
        Telecopier No. (650) 463-1615

With a copy to (and address for payment of rent):

        Alameda Real Estate Investments
        1150 Marina Village Parkway, Suite 100
        Alameda, CA 94501
        Telecopier No. (510) 523-1638

Broker(s):     CM Realty Inc.                                    Paragraph 23(j)
               Peter Edelen

Rider and Exhibits:    Exhibit A - Diagram of Leased Premises
                       Exhibit B - Verification Memorandum

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

                                 MARINA VILLAGE

                              NET OFFICE-TECH LEASE

               THIS LEASE is made and entered into as of the Effective Date by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership ("Landlord"), and WIND RIVER SYSTEMS, INC., a California corporation ("Tenant").

WITNESSETH

        1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the Premises described in the Basic Lease Information and identified on the drawing attached hereto as Exhibit A. The Premises are located within the building identified in the Basic Lease Information (the "Building"). The Building is located within the approximately 200-acre development (the "Project") commonly known as Marina Village, Alameda, California. In addition to the Premises, Tenant shall have the right to use 150 parking stalls on a non-reserved, non-exclusive basis, without charge, during the term of this Lease and any extensions hereof. Subject to substantial completion by Landlord of any improvements to the Building or the Premises which Landlord is explicitly required to make under this Lease, Tenant shall accept the Premises in its "as-is" condition as of the date of delivery by Landlord, except as expressly provided below. Landlord warrants that on the commencement of the term hereof the heating, ventilating and air conditioning system serving the Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair.

        2. TERM; OPTION TO EXTEND. (a) The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord shall permit Tenant to occupy the Premises prior to the date of term commencement, such occupancy shall be subject to all the terms of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date of term commencement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between commencement of the term and the time when Landlord delivers possession to Tenant. The date of term expiration shall be extended by the number of days of delay in delivery of possession and any additional period required so that it will expire on the last day of a calendar month, and the commencement and expiration dates shall be confirmed in a Verification Memorandum in the form of Exhibit B executed by Landlord and Tenant promptly following delivery of possession. Notwithstanding anything to the contrary contained herein, if Landlord has not delivered the Premises to Tenant on or before 15 days after Tenant delivers duly executed counterparts of this Lease to Landlord, then Tenant shall have the right within 10 days thereafter to cancel this Lease, and upon such cancellation, Landlord shall return all sums theretofore deposited by Tenant with Landlord, and neither party shall have any further liability to the other.

               (b) So long as Wind River Systems, Inc. or any Permitted Transferee (as defined in paragraph 12) is the Tenant hereunder, Tenant shall have one (1) option (the "Option") to extend the term of this Lease upon all of its terms and conditions except for Base



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

Rent, which shall be the Fair Market Rent (defined below) for the Premises during the Option Period, which shall be determined as described below, and upon the other terms and conditions set forth in this paragraph (b). For the purposes of this paragraph 2, such extension of the term shall be referred to as the "Option Period." The Option Period shall be for a period of five (5) years commencing upon the expiration of the initial term.

                      (i) Tenant may exercise the Option by giving Landlord notice ("Option Notice") thereof not less than two hundred seventy (270) days before the expiration of the initial Lease term.

                      (ii) The Option Notice shall not be effective if as of the giving of the Option Notice or as of the commencement of the Option Period there is an Event of Default.

                      (iii) The "Fair Market Rent" for the Premises during the Option Period shall be the fair market rent which would be applicable under a similar lease renewal or amendment to lease being entered into as of the commencement of the Option Period in question for premises which are comparable to the Premises in the Marina Village, under leases with similar provisions regarding Operating Expenses and Property Taxes, adjusted to account for the fact that parking is included without charge, whether brokerage commissions will be due, any tenant improvements, and any other economic considerations. Fair Market Rent may include periodic increases in Base Rent. In no event shall the Base Rent in effect during an Option Period be less than that in effect immediately prior to the commencement of the Option Period.

                      (iv) Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent and of the Base Rent which should be applicable during the Option Period no later than sixty (60) days before commencement of the Option Period. If within (30) days following Landlord's notice, Tenant does not give notice to Landlord that the determination of Base Rent during the Option Period shall be determined by arbitration as described below, then Tenant shall be deemed to have accepted Landlord's determination and within fifteen (15) days following Landlord's request Tenant shall execute and deliver an amendment of this Lease extending the term by the Option Period and at the Base Rent determined by Landlord.

                      (v) If Tenant gives timely request for determination by arbitration as described above, then within thirty (30) days following Tenant's request the parties shall each select and designate to the other an appraiser who shall be a full member in good standing of a national professional association of real estate appraisers, licensed by the State, if required, and who has at least ten (10) years of experience appraising office buildings in Alameda County. Each appraiser shall then proceed, within sixty (60) days after the end of the 30-day period described above, to prepare and deliver to both parties a full appraisal setting forth both the Fair Market Rent and the Base Rent which the appraiser determines to be applicable during the Option Term. If either appraiser fails timely to deliver a full appraisal to the parties within such 60-day period, as such may be extended to due delays caused by circumstances not under such appraiser's control, the determination in the appraisal which is so timely delivered shall be the Base Rent during the Option Term.

                      (vi) If within thirty (30) days following the end of the 60-day period described above, the parties are unable to agree upon the Base Rent applicable during the Option



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Period, then at the request of either party such Base Rent shall be determined by a third appraiser, as follows. The third appraiser shall be similarly qualified as the first two appraisers, shall not have any prior relationship with either of the parties and shall be selected by the first two appraisers. If within the 30-day period described in this subparagraph, the two appraisers are unable to agree upon the identity of a third appraiser, then at the request of either party the third appraiser shall be designated by the Presiding Judge of the Alameda Superior Court.

                      (vii) As soon as possible following the designation of the third appraiser, that person shall be given the prior appraisals and shall choose, based upon the existing appraisals, which of the two appraisals most closely approximates the independent appraiser's determination of the applicable Fair Market Rent and Base Rent. The appraisal which most closely approximates the independent appraiser's determination of the Fair Market Rent shall be the Base Rent during the Option Period. Landlord and Tenant shall each pay one-half of the fees and expenses of the independent appraiser.

                      (viii) If the Base Rent has not been determined as of the commencement of an Option Period, then Tenant shall pay Base Rent in the amount of Landlord's determination of the Fair Market Rent until the applicable Base Rent has been determined. Upon such determination, the Base Rent shall be retroactive to the commencement date of the Option Period and, if applicable, Landlord shall, within ten (10) days after such determination, pay any accumulated over-payment of Base Rent for all months of the applicable Option Period.

                      (ix) Promptly following the determination of Base Rent applicable during the Option Period, Landlord shall prepare and Landlord and Tenant shall execute and deliver an amendment of this Lease setting forth the revised date for expiration of the term and the Base Rent.

        3.     RENT.

               (a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent. Base Rent for the first month shall be payable upon Tenant's execution of this Lease and in advance on or before the first day of the first full calendar month following commencement of the term and of each successive calendar month thereafter during the term. If the term commences on other than the first day of a calendar month any excess payment of Base Rent shall be credited against the last payment of Base Rent otherwise due.

               (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to monthly rent, whether or not the same be designated "additional rent."

               (c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord on, or



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prior to, the date due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount; provided, however, that no such late charge shall be payable if one time during any 12-month period Tenant does not pay any such sum when due but then pays such amount with in three business days following Landlord's notice. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies under this Lease.

               (d) Any amount payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of 10% per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant under this Lease.

               (e) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

        4.     TAXES AND OPERATING EXPENSE.

               (a) Tenant shall pay its percentage share, as specified in the Basic Lease Information, of all Property Taxes assessed with respect to the Building during the term and its percentage share of all Operating Expenses paid or incurred by Landlord during the term. Tenant's percentage share is calculated by dividing the rentable area of the Premises, as set forth in the Basic Lease Information, by the rentable area of the Building. If during any calendar year during the term, the Building is not fully occupied on the average, Operating Expenses and Property Taxes shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses and Property Taxes had the total rentable area of the Building been 95 percent occupied during such calendar year.

               (b) For the purposes hereof, "Property Taxes" shall mean all real property taxes, assessments or governmentally imposed fees or charges (and any tax or assessment levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed, or which become a lien against the Building, including the tax parcel thereunder and the portions of common areas and appurtenances thereon which accrue and are payable during the term. Property Taxes shall also include the reasonable costs of protesting real property taxes and assessments. Landlord's income and franchise taxes, transfer taxes and gift, estate or inheritance taxes shall be excluded from Property Taxes. Property Taxes shall not include any taxes relating to any periods of time outside of the term of this Lease, or any penalty or fee imposed as a result of Landlord's failure to pay Property Taxes prior to delinquency.

               (c) For the purposes hereof, "Operating Expenses" shall mean all reasonable expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including,



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without limitation: (i) all license, permit, and inspection fees; (ii) premiums for any insurance maintained by Landlord with respect to the Building; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee; (vii) management office rent or rental equivalent; (viii) professional services fees; (ix) amortization of the cost of capital improvements (together with interest thereon at the rate paid by Landlord or which would have been paid if Landlord had borrowed such funds) intended to reduce other Operating Expenses or which are required by law, following the Effective Date; (x) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas; and
(xi) all other operating, management, and other expenses incurred by Landlord in connection with the ownership of the Building including expenses in the nature of other Operating Expenses which are payable with respect to the Building under declarations of covenants, restriction, conditions and easements affecting the Building. Landlord shall not collect in excess of 100% of all of Landlord's Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once. Operating Expenses shall not include: (1) the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord; (2) taxes on Landlord's income from all sources; (3) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building; (4) advertising or promotional expenses; (5) any depreciation on the Building; (6) debt service payments by Landlord except as allowed above;
(7) any depreciation allowance or expense; (8) the cost of repairs or alterations resulting from defects in the design or construction of the Building or any other improvements on the real property adjacent to the Building owned by Landlord; (9) costs due to the failure of the Building to comply with the requirements of laws and regulations in effect as of the Effective Date; (10) the cost of repairs and maintenance which are covered by warranties in the construction of the Building; (11) management fees in excess of three percent (3%) of gross revenues from the Building; (12) expenses chargeable to capital account in accordance with generally accepted accounting principles; (13) any expense that is paid by, or for which Landlord is reimbursed, whether by insurance, Tenant or third parties; (14) repairs required as a result of acts or omissions of Landlord; (15) any management compensation or administrative overhead, other than the separately designated management fee; or (16) the cost of containing, removing, or otherwise remediating any contamination of the Building (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant.

               (d) (i) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent, 1/12th of Landlord's estimate of Tenant's percentage share of the Property Taxes and Operating Expenses for the then current calendar year. If requested by Tenant, Landlord shall make available to Tenant, within 30 days of Tenant's notice of request which notice shall be given no later than 30 days following Tenant's receipt of Landlord's estimate of Tenant's percentage share of the Property Taxes and Operating Expenses, copies of actual bills and invoices supporting Landlord's estimate the Property Taxes and Operating Expenses and an explanation of the basis for computing such estimate. Within 90 days after the close of each calendar year, or as soon after such 90-day period as practicable, Landlord shall



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deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. Landlord may determine some items of Property Taxes and Operating Expenses on a cash basis and other items on an accrual basis, so long as such determination is consistently applied to the same item during all accounting periods. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against Operating Expenses and Property Taxes subsequently payable by Tenant, or if such estimated payments were made by Tenant on the last year of this Lease, Landlord shall refund such excess to Tenant within 30 days of delivery of such statement. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 30 days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the expiration or termination of this Lease. The amount payable by Tenant as its percentage share of Operating Expenses and Property Taxes for any portion of the term which is not an entire calendar year shall be prorated based upon the ratio that the number of days of the term in such calendar year bears to 365.

               (ii) Tenant shall have the right, during normal business hours within one hundred eighty (180) days following Landlord's delivery of Landlord's statement regarding actual Property Taxes and Operating Expenses, to review and contest Landlord's determination. If requested by Tenant, Landlord will make available to Tenant within thirty (30) days of Tenant's request, given no later than one hundred eighty (180) days following delivery of Landlord's statement, to inspect Landlord's books and records relating to the determination of Property Taxes and Operating Expenses. Unless within such one hundred eighty
(180) day period, Tenant gives notice to Landlord of its contest of Landlord's determination, Landlord's statement shall be deemed final and accepted by Tenant. Pending resolution of any dispute with Landlord, Tenant shall pay the amount set forth in Landlord's statement. If Tenant's review reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within 30 days after the review is concluded, together with interest thereon at the rate of 10% per annum, from the date Landlord's statement was delivered to Tenant until payment of the overcharge is made to Tenant. In addition, if the Landlord's statement exceeds the actual Operating Expenses and Property Taxes which should have been charged to Tenant by more than 5%, the cost of the audit shall be paid by Landlord.

        5. OTHER TAXES. Tenant shall pay or reimburse Landlord within 30 days following its demand for any taxes (other than local, state or federal, personal or corporate income taxes measured by the net income of Landlord from all sources or any franchise, estate, gift, or inheritance taxes), assessments, excises, levies, business taxes, license, permit, inspection, authorization, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant's expense; (b) upon or by reason of Tenant's development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; (c) imposed with respect to the rental payable hereunder; or
(d) upon this transaction or any document to which Tenant is a party.



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        6.     USE.

               (a) The Premises shall be used and occupied by Tenant for the use set forth in the Basic Lease Information and for no other purpose. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating Tenant's specific of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which unreasonably disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or any portion of the Project, nor place or maintain any signs on or visible from the exterior of the Premises, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall have the exclusive right to exterior sign(s) adjacent to the Building, with such sign(s) installed at Tenant's expense and only with Landlord's prior consent, which shall not unreasonably be withheld, conditioned or delayed. Tenant shall not conduct any auction at the Premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Building or the Project or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any statutes, ordinances, rules, regulations, orders and requirements that are not related specifically to Tenant's use and occupancy of the Premises. For example, if any governmental authority should require the Building or the Premises to be structurally strengthened against earthquake, or should require the removal of asbestos from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Tenant's specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Landlord.

               (b) Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, "Hazardous Materials") which Tenant has allowed or caused to be brought on or about the Premises, the Building or adjacent common area. As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials, "hazardous wastes," "chemicals known to cause cancer or reproductive toxicity," "radioactive materials," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C.
Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other



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similar laws, regulations and guidelines now or hereafter in effect. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers. Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its members and its and their officers, directors, employees and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, "Indemnitees") harmless from and against all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification set forth above.

        7.     UTILITIES.

               (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, energy, telephone, refuse collection, alarm monitoring services, and other utility-type services furnished to Tenant or the Premises during the term, together with all related installation or connection charges or deposits. Wherever it is practical to do so such service shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection will the provision of such services as billed by the provider thereof based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant for such services as incurred and payment shall be made by Tenant within thirty (30) days after submittal of Landlord's statement.

               (b) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services which is due to fire, accident, strike, governmental authority, act of God or other causes beyond the reasonable control of Landlord or any temporary interruption in such service which is necessary in the making of alterations, repairs or improvements to the Buildings or any part of it. If such interruption in utility services is (i) directly caused by the negligence of Landlord, (ii) exists for a continuous period of forty-eight (48) hours or more and (iii) has not been previously approved by Tenant, then Tenant shall be entitled to an abatement of rent equal to the lesser of fifty percent (50%) of the Base Rent due under this Lease for such period of delay only or in proportion to the extent to which Tenant's use of the Premises is impaired by such interruption, or if such interruption in utility services exists for a continuous period of five (5) days or more and is caused by the above



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reasons, then Tenant shall be entitled to an abatement of Base Rent due under this Lease for such period of delay continuing after five (5) days only in proportion to the extent to which Tenant's use of the Premises is impaired by such interruption, without limit.

        8.     MAINTENANCE, REPAIRS AND ALTERATIONS.

               (a) Subject to the provisions of paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations, load bearing walls, exterior walls and roof (structure and membrane) of the Building and all common areas within the Building not leased to tenants. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises or the Building in good order, condition and repair.

               (b) Subject to the provisions of paragraph 10 below, Tenant shall, at Tenant's expense, maintain the interior portion of the Premises including, but not limited to, all plumbing and electrical fixtures and outlets, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair. If Tenant fails to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord's reasonable costs thereof as set forth in Landlord's demand to Tenant shall automatically become due and payable as additional rent. At the expiration or earlier termination of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted, and with only such improvements and alterations as shall have been made with Landlord's consent and not required by Landlord to be removed at the end of the term. Notwithstanding the foregoing, Tenant's maintenance obligations shall not include costs related to capital repairs, unless such repair costs result from Tenant's misuse of or failure to perform regular maintenance.

               (c) Tenant shall not, without Landlord's prior consent (which shall not be unreasonably withheld, conditioned or delayed), make any alterations, improvements or additions in or about the Premises; provided, however, Tenant may, without Landlord's consent, make interior, non-structural alterations or improvements within the Premises which do not lessen the value of the Premises and the total cost of which is less than $40,000. As a condition to giving such consent, Landlord may at the time of granting such consent, require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Tenant shall give Landlord at least five business days' notice prior to commencing any such work and Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises, the Building and Landlord from mechanics' liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall, within fifteen (15) days following the imposition of any lien levied upon the Premises or the Building in connection with any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work performed or claimed to have been performed on the Premises by or at the direction of Tenant, cause such lien to be released of record by payment or posting of a bond or other security. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done by contractors reasonably approved by Landlord, in a first-class, workmanlike manner which does not disturb or interfere with other tenants and is in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Prior to commencing any work where there is a risk of casualty which may entail any risk of casualty damage to the Premises, if required by Landlord, Tenant shall purchase builder's risk insurance in an amount no less than the value of the completed work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance. In addition, prior to commencing any work for which the anticipated cost is in excess of $40,000, if Landlord reasonably requires, then Tenant shall furnish to Landlord performance and payments bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition. Notwithstanding anything in this paragraph 8 to the contrary, upon Landlord's request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building. Upon completion of work performed for Tenant, at Landlord's request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall, at Landlord's option, become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant's machinery, equipment and trade fixtures shall remain the property of Tenant and shall be removed by Tenant on or before termination or expiration of the term of this Lease. Upon any such removal, Tenant shall restore the Premises to their prior condition before Tenant affixed such machinery, equipment and trade fixtures, normal wear and tear excepted. In addition, upon the expiration or earlier termination of this Lease, Tenant shall remove the existing hot tub spa and related machinery, wires, pipes, conduits, fencing, enclosures and landscaping and restore the affected area to the condition of the adjacent areas, including, as applicable, landscaping, irrigation and paving.

        9.     INSURANCE AND INDEMNITY.

               (a) Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability and personal and advertising liability; (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits. Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord, the specified amounts of coverage are no longer adequate based upon the requirements then being imposed by Landlord upon tenants of premises similar to the Premises, then within 30 days following Landlord's request, such coverage shall be increased to the limits then being imposed by Landlord. Tenant shall also obtain and maintain insurance ("Personal Property Insurance") covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. Prior to the commencement of the term, Tenant shall deliver to Landlord duplicates of such policies or certificates thereof with endorsements, and at least 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by duplicate policies or certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election but without any obligation to do so, upon three (3) days' prior written notice to Tenant, procure and maintain such coverage and Tenant shall reimburse Landlord within thirty (30) days as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.

               (b) Landlord hereby waives all claims against Tenant, and Tenant's partners, and its and their officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy or which would have been insured against under a usual and customary Insurance Service Offices form policy for property damage liability, and Tenant waives all claims against Landlord including Landlord's partners, and its and their officers, directors, partners, employees, agents and representatives (collectively, "Landlord's Parties") for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy. Landlord and Tenant each represents and warrants to the other that, as of the Effective Date, such party's insurance coverage, including but not limited to Landlord's fire and extended coverage insurance for the Building, will not be invalidated or adversely affected by the waivers contained herein. Landlord and Tenant agree to have their respective insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

               (c) As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord's Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause, and Tenant shall hold Landlord and Landlord's Parties harmless from and defend Landlord and Landlord's Parties against all claims (except such as arises from the negligence or willful misconduct of Landlord, its agents, employees or contractors) (i) for damage to any property or injury to or death of any person arising in or from the use of the Premises by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the Premises or the Project. The foregoing indemnity obligation of Tenant shall include attorneys' fees, investigation costs and all other costs and expenses incurred by Landlord or any of Landlord's Parties from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph 9 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.

        10.    DAMAGE OR DESTRUCTION.

               (a) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord's architect or contractor the work of repair cannot be completed in 90 days following such damage or destruction, Landlord may at its election terminate this Lease by notice given to Tenant within 30 days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor.

               (b) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the Premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction and such that the loss results in damages greater than five percent (5%) of the then-replacement cost of the Building, Landlord may at its election by notice to Tenant given within 30 days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor, either restore the Premises or terminate this Lease.

               (c) In case of destruction or damage which materially interferes with Tenant's use of the Premises, if this Lease is not terminated as herein provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. If Tenant's use of the Premises is substantially impaired for a period of more than 365 days after the date of such damage or destruction, then Tenant shall have the right to terminate this Lease by notice to Landlord at any time thereafter until Tenant's use of the Premises is substantially restored. If damage or destruction which materially interferes with Tenant's use of the Premises occurs during the last 12 months of the term, then Tenant by notice to Landlord given within 30 days following the event, may terminate this Lease as of any date following such notice. Tenant expressly waives provisions of applicable law which would otherwise provide for termination of a hiring upon destruction of the thing hired, which are superseded by this paragraph 10.

        11. EMINENT DOMAIN. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within 30 days after such date if the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises for Tenant's purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a pro rata basis based upon relative area. Nothing herein contained shall be deemed or construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any fixtures or improvements installed in or made to the premises by Tenant, or for its costs of moving or loss of business by reason of such condemnation; provided the award from any such claim does not diminish the award otherwise payable to Landlord.

        12.    ASSIGNMENT AND SUBLETTING.

               (a) Tenant shall not hypothecate this Lease or any interest herein, permit the use of the Premises by any party other than Tenant, assign this Lease or any interest herein or sublet the Premises or any part thereof, either directly or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed. Any of the foregoing acts without such consent shall be void and shall be a default under this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. In the case of any assignment or subletting the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant's obligations under this Lease, as may be incorporated therein, or so much thereof as are allocable to any portion of the Premises proposed to be sublet. Landlord shall respond in writing to Tenant's request for consent to an assignment or subletting within fifteen (15) days of receipt of Tenant's completed request.

               (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                      (1) the proposed assignee or sublessee is a governmental agency,

                      (2) in Landlord's reasonable judgment, the use of the Premises would materially increase services to be provided by Landlord;

                      (3) in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Project;

                      (4) in Landlord's reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

                      (5) Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant;

                      (6) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

                      (7) the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

                      (8) the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project; or

                      (9) Tenant is in default of any obligation of Tenant under this Lease beyond any applicable cure periods; or

               (c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises for more than five years for substantially all of the balance of the term (other than a subletting of a portion of the Premises to Silicon Energy, as to which this paragraph (c) shall not apply), then Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet, and Landlord shall have the option, exercisable by notice given to Tenant within 20 days after Tenant's notice is given, to terminate the Lease as to that portion of the Premises proposed to be sublet, effective as of the date of the proposed subletting. Landlord may enter into a lease with the proposed subtenant. If Tenant proposes to assign this Lease, Landlord may, by notice given within 20 days of Tenant's notice, elect to terminate this Lease as of the date of the proposed assignment. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. In the event Landlord does elect to terminate this Lease pursuant to this subparagraph (c), then Tenant shall be relieved of all future liability hereunder as to the portion of the Premises to be sublet or assigned, as the case may be. Landlord's exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment. If Landlord does not exercise its options to terminate this Lease or sublet the Premises, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord's prior consent as hereinabove provided.

               (d) Notwithstanding anything to the contrary contained in this Lease, provided that that the tenant hereunder has a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such transaction which is at least equal to the net worth (as so determined) of Tenant immediately prior to such transaction, Tenant may assign this Lease or sublet the Premises, or any portion thereof, upon notice to Landlord and otherwise in compliance with this Section 12, but without Landlord's consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a "Permitted Transfer"). As used in this paragraph 12, the term "assign" or "assignment" shall include, without limitation, any sale, transfer or other disposition of all or any portion of Tenant's estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise excluding the foregoing but including if Tenant is a corporation or a limited liability company: (i) a sale of more than 50% of the value of the assets of Tenant, or
(iii) if Tenant is a corporation or limited liability company with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of or membership interests in Tenant. The phrase "controlling percentage" means the ownership of, and the rights to vote, stock or membership interests possessing at least 50% of the total combined voting power of all classes of Tenant's stock of membership interests issued, outstanding and permitted to vote for the election of directors. Notwithstanding the foregoing, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if Tenant is or becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.

               (e) Any assignment or subletting by a sublessee or assignee shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

               (f) In the case of an assignment, fifty percent (50%) of all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions incurred in connection with such assignment and any reasonable legal fees and any other direct expenses reasonably expended by Tenant directly relating to such assignment. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.

               (g) In the case of a subletting, fifty percent (50%) of all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises,
(2) the cost of any real estate commissions, and alterations or improvements incurred in connection with such subletting, amortized over the term of the sublease, and (3) any reasonable legal fees or any other direct expenses reasonably expended by Tenant directly relating to such subletting.

               (h) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

               (i) If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

               (j) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

               (k) Landlord hereby approves a sublease by Tenant to Silicon Energy of approximately 28,481 square feet, and the demising of such space, subject to Landlord's approval of the form of sublease, which approval shall not unreasonably be withheld.

        13.    DEFAULT BY TENANT.

               (a) Any of the following events shall constitute events of default under this Lease:

                      (1) Tenant's failure to pay any rent or other sum payable hereunder for a period of five (5) days following notice of delinquency; provided that if Tenant has failed one or more times in any 12-month period to pay any rent or other sum within five (5) days following notice of delinquency, no notice and grace period shall thereafter be applicable hereunder.

                      (2) Tenant's failure to perform any of the other terms, covenants, agreements or conditions contained herein (other than Tenant's breach of paragraph 12(a) or paragraph 17 as to which no cure period shall apply) and, if the default is curable, the continuation of such default for a period of 30 days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than 30 days to remedy, provided that if Tenant has defaulted in the performance of the same obligation more than one time in any twelve-month period and notice of such default has been given by Landlord in such instance, such cure period shall be five days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than five days to remedy but in any event, within 60 days following Landlord's notice.

                      (3) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; or

                      (4) the abandonment of the Premises.

               (b) Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

                      (1) Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

                      (2) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, reenter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

                      (3) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default, (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises as reasonably required for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

                      (4) Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

                      (5) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the

        Premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under paragraph 3 above and the amounts last payable by Tenant pursuant to paragraph 4 above.

                      (6) Landlord's acceptance of payment from Tenant of less than the amount of rent then due shall not constitute a waiver of any rights of Landlord or Tenant including, without limitation, any right of Landlord to recover possession of the Premises.

                      (7) After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

               (c) Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

               (d) Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this paragraph 13 or by order or judgment of any court or by any legal process.

               (e) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any statutory remedy.

               (f) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

        14. LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue beyond any applicable notice and cure periods, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

        15. DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than 30 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

        16. SECURITY DEPOSIT. On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "Deposit"). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within 10 days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Tenant may satisfy its obligation to furnish the Deposit contemplated herein by delivery to Landlord, upon execution of the Lease, of an irrevocable, standby letter of credit or certificate of deposit in the amount of the Deposit issued by the San Francisco office of a major national bank and in a form approved by Landlord. Landlord's approval of such bank and the form of letter of credit or certificate of deposit shall not be unreasonably withheld. All interest earned on such certificate shall accrue to the benefit of Tenant. If the term of the letter of credit or certificate of deposit expires prior to the expiration of the Lease and such letter or certificate is not renewed or replaced at least 60 days prior to its expiration, Landlord shall be entitled to draw upon the letter of credit or certificate of deposit, as the case may be, and hold the proceeds thereof as the Deposit. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use for amounts directly held by Landlord, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

        17.    ESTOPPEL CERTIFICATE.

               (a) Tenant shall at any time within 10 days following request from Landlord execute, acknowledge and deliver to Landlord a statement certifying (1) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (2) the date to which the rent, the Deposit, and other sums payable hereunder have been paid, (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (4) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

               (b) Tenant's failure to deliver such statement within such time shall be deemed Tenant's confirmation that: (1) this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord's performance, and (3) not more than one month's rent has been paid in advance.

               (c) If Landlord desires to sell, finance or refinance the Building, within 10 business days of Landlord's request, Tenant shall deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender, provided that Tenant's obligations with respect to financial statements shall be limited to Tenant's financial statements existing as of the time of the request. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

        18. INITIAL TENANT IMPROVEMENTS. Within thirty (30) days following Tenant's request and subject to the provisions of this paragraph 18, Landlord shall reimburse Tenant for up to Four Hundred and Forty-Four Thousand Dollars ($440,000) of the costs incurred by Tenant prior to June 30, 2001 in making alterations and improvements within the Premises. Such reimbursement shall be subject to the following conditions: (a) there shall not be an event of default beyond any applicable notice and cure periods by Tenant at the time of such reimbursement; (b) Tenant's request shall be accompanied by evidence of payment of the amounts requested; (c) no reimbursement shall be due for furnishings, fixtures or equipment; and (d) no reimbursement shall be made if not requested in writing by August 1, 2001. Tenant shall have the right, upon prior written notice to Landlord, to assign all, or any portion, of Tenant's rights of reimbursement as set forth herein, to any approved subtenant of Tenant, and such approved subtenant shall have the option to use a portion of the assigned funds for any brokerage commissions due in connection with such subletting or assignment. Upon notification of any such assignment, Landlord agrees to recognize such subtenant as the beneficiary of such assigned reimbursement rights.

        19.    SUBORDINATION, AMENDMENT FOR LENDER.

               (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, first mortgage, first deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. Within thirty (30) days following the Effective Date, and as a condition to the continuing effectiveness of this Lease, the beneficiary under any deed of trust encumbering the Building shall execute and deliver a form of subordination, non-disturbance and attornment agreement in favor of Tenant which agreement shall be presented in form reasonably acceptable to the beneficiary in its sole discretion, and if it does not do so, then by notice to Landlord given within fifteen (15) days after the end of such period, Tenant may terminate this Lease. If any mortgagee, beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its first mortgage, first deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such first mortgage, first deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, upon recognition Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Promptly following the request of any such purchaser, grantee, or ground lessor, Tenant shall execute and deliver a new lease, in the form of this Lease, with such requesting party as the Landlord. Tenant agrees to execute any documents required to effectuate such subordination, provided that the entity which benefits from such subordination executes and delivers its standard form of subordination, non-disturbance and attornment agreement for the benefit of Tenant, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

               (b) Tenant shall give any holder of a first mortgage or deed of trust placed upon the Building ("Holder"), in compliance with the notice provisions of this Lease, a copy of any notice of default served upon Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such Holder. If Landlord shall have failed to cure such default within thirty (30) days following such notice or such longer period of time as Landlord may have the right to cure the default under the Lease, Holder shall have the right, but not the duty, to cure such default within an additional thirty (30) day period or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, including the time necessary to foreclose or otherwise terminate its first mortgage or deed of trust if necessary to effectuate such cure.

               (c) If Landlord's lender reasonably requests any amendments to the Lease, within 60 days of Landlord's request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord's lender provided that the same does not materially increase Tenant's obligations, or materially decrease its rights under this Lease.

        20. ATTORNEYS' FEES. If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys' fees, court costs, expenses and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys' fees, court costs and expenses shall be included in and as a part of such judgment.

        21. NOTICES. All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord and with such other copies as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to

Tenant. In addition, such communications shall be deemed given when transmitted to a party by electronic facsimile, with confirmation of receipt, to the telephone number specified in the Basic Lease Information, as it may be changed by notice.

        22. RIGHT OF FIRST OFFER. If during the period that Wind River Systems, Inc. or any Permitted Transferee is the Tenant, Landlord is the owner of those certain buildings in the Project identified as 1020 Atlantic Avenue and 1145 Atlantic Avenue, and the tenancy of Roche Diagnostics, the existing tenant in such buildings will expire and not be renewed, Landlord shall first give notice of the availability of such building(s) to Tenant prior to generally offering them for lease. If Tenant so requests by notice to Landlord given within five
(5) business days following Landlord's notice, Landlord and Tenant shall negotiate in good faith for the lease of such building(s) to Tenant on terms acceptable to the parties which, in the case of Landlord, shall include Tenant hiring demonstrated at the time of giving its notice that it then has adequate financial capacity and performance to meet Landlord's reasonable criteria. If, within thirty (30) days following Tenant's notice, the parties have not entered into a written agreement for the lease of the building(s) for which Landlord gave notice, then Landlord shall be free to lease such building(s) without further reference to Tenant.

        23.    GENERAL PROVISIONS.

               (a) This Lease shall be governed by and construed in accordance with the laws of the State of California.

               (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

               (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.

               (d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent or any partial payment hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

               (e) If Tenant remains in possession of the Premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of two times the last month's rental during the term plus all other charges payable hereunder, and upon all of the terms hereof.

               (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

               (g) Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last 120 days of the term place on or about the Premises any ordinary "For Lease" sign. Notwithstanding anything in this Lease to the contrary, Landlord shall provide Tenant with at least 48 hours' prior verbal or written notice to Tenant's Facilities Manager before entering the Premises and shall abide by Tenant's reasonable security regulations. In the event of an emergency, the determination of which shall require Landlord to be reasonable, Landlord shall use its best efforts to provide Lessee with notice reasonable in such situation. In the event of any entry by Landlord onto the Premises, Landlord shall use its best efforts not to interfere with the conduct of Tenant's business.

               (h) If Tenant is a corporation, limited liability company or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity and that this Lease is binding upon the entity in accordance with its terms.

               (i) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for obligations of Landlord theretofore occurring.

               (j) Each party hereto represents and warrants that it has dealt with no real estate broker or agent other than their respective Broker identified in the Basic Lease Information in connection with the Premises or this Lease. Each party shall indemnify the other party and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

               (k) Tenant covenants for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or ancestry in the lease, on account of race, color, creed, religion, sex, marital status, national origin, or premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants subtenants, or vendees in the premises. The foregoing provision is not intended to benefit Landlord.

        24. EXHIBITS. The exhibits, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof,

        IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:                                   LANDLORD:

WIND RIVER SYSTEMS, INC.,                 ALAMEDA REAL ESTATE INVESTMENTS,
a California corporation                  a California limited partnership

                                          By: Vintage Alameda Investments, LP,
    By: /s/ Richard W. Kraber                 a California limited partnership,
          -------------------------           operating general partner
    Name: RICHARD W. KRABER
          -------------------------
    Its: VP FINANCE/CFO
         --------------------------

                                              By: Vintage Properties - Alameda
    By:                                           Commercial, a California
        ---------------------------               corporation, managing general
    Name:                                         partner
         --------------------------
    Its:
         --------------------------


                                                  By: /s/ Joseph R. Seiger
                                                     ---------------------------
                                                  Name: Joseph R. Seiger
                                                  Its: President

Date:                                     Date: 3-21-00
      -----------------------------             --------------------------------

                                    EXHIBIT A
                                    ---------

                                 [CHART OMITTED]

                                 MARINA VILLAGE

                             VERIFICATION MEMORANDUM

        Re: Net Office-Tech Lease dated March 15, 2000 between ALAMEDA REAL ESTATE INVESTMENTS, ("Landlord"), and WIND RIVER SYSTEMS, INC., a California corporation ("Tenant"), and for Premises known as 1010 Atlantic Avenue, Alameda, California. Tenant hereby verifies that the dates and amounts stated below are correct and further acknowledges and accepts possession of the Premises.

AREA:                               44,000 rentable square feet

COMMENCEMENT DATE:                  March 17, 2000

EXPIRATION DATE:                    May 31, 2005 (excluding any options)

OPTION(S) TO EXTEND:                1-5 year

INITIAL BASE RENT:                  $27,160 3/1/00 - 5/31/00
                                    $77,000 6/1/00 - 5/31/01

TENANT:                                    LANDLORD:

WIND RIVER SYSTEMS, INC.,                  ALAMEDA REAL ESTATE INVESTMENTS,
a California corporation                   a California limited partnership

                                           By: Vintage Alameda Investments, LP,
    By: /s/ Richard W. Kraber                  a California limited partnership,
        ---------------------------            operating general partner
    Name: RICHARD W. KRABER
          -------------------------
    Its: V P FINANCE/CFO
         --------------------------

                                              By: Vintage Properties - Alameda
                                                  Commercial, a California
                                                  corporation, managing general
                                                  partner

                                                  By: /s/ Joseph R. Seiger
                                                     ---------------------------
                                                  Name: Joseph R. Seiger
                                                  Its: President

                                    SUBLEASE
                                (Marina Village)

        THIS SUBLEASE ("Sublease"), dated March __, 2000 for reference purposes only, is entered into by and between WIND RIVER SYSTEMS, INC., a California corporation ("Wind River") and SILICON ENERGY, a California corporation ("Subtenant").

                                    RECITALS

        A. Wind River leases certain premises (the "Master Premises") consisting of an industrial building containing approximately Forty Four Thousand (44,000) rentable square feet, located at 1010 Atlantic Avenue, Alameda, California (the "Building"), pursuant to that certain Marina Village Net Office-Tech Lease, dated the 10th of March, 2000, between Alameda Real Estate Investments, a California limited partnership, as landlord (the "Master Landlord") and Wind River, as tenant, (the "Master Lease"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease. Wind River warrants and represents to Subtenant that a true, complete and correct copy of the Master Lease is attached hereto as EXHIBIT A, and that the Master Lease is in full force and effect as of the date of this Sublease.

        B. Wind River desires to sublease a portion of the Master Premises to Subtenant, and Subtenant desires to sublease a portion of the Master Premises from Wind River on the terms and provisions hereof.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Wind River and Subtenant covenant and agree as follows:

                                    AGREEMENT

        1. PREMISES. On and subject to the terms and conditions of this Sublease, Wind River hereby initially leases to Subtenant, and Subtenant hereby initially leases from Wind River, a portion of the Master Premises consisting of approximately 28,481 rentable square feet located on the first floor of the Building (as defined in the Master Lease) and as more particularly described in EXHIBIT B, such portion referred to as the "Sublease Premises."

        2. EXPANSION OPTION. So long as Silicon Energy is the Subtenant hereunder as of its exercise of the option granted herein, and subject to the conditions set forth below, Subtenant shall have one option to lease from Wind River (the "Expansion Option"), the remainder of the Master Premises (the "Expansion Space") on the same terms and conditions set forth in this Sublease for the sublease of the Sublease Premises, provided Subtenant notified Wind River in writing of exercise of the Expansion Option prior to December 31, 2000. Notwithstanding anything to the contrary contained herein, if Subtenant is in default under any of the terms, covenants or conditions of this Sublease at the time Subtenant exercises the Expansion Option, Wind River shall have, in addition to all of Wind River's other rights and remedies provided in this Sublease, the right to terminate the Expansion Option upon notice to Subtenant.

               (a) In the event Subtenant exercises the Expansion Option in a timely fashion, Wind River and Subtenant shall enter into an amendment to this Sublease to add the Expansion

Space to the definition of "Sublease Premises". In addition, the following terms shall be included in such amendment:

                      (i) The commencement date for the Expansion Space shall be the Expansion Space Delivery Date (as defined below);

                      (ii) Subtenant's Proportionate Share shall be increased to 100%.

                      (iii) the Base Rent applicable to the Expansion Space shall be the same as the then applicable Base Rent for the Premises; and

                      (iv) the term for the Expansion Space shall be the same as the Term set forth herein.

The term "Expansion Space Delivery Date" is the earlier of June 1, 2001, or sixty (60) days following completion of construction of buildings numbered 3 and 4 on the Wind River "campus" in Alameda, California ("Buildings 3 and 4"). The phrase "completion of construction" is defined as the last date that a certificate of occupancy, or interim certificate of occupancy, is issued to Wind River by the City of Alameda for Buildings 3 and 4. Wind River shall notify Subtenant of the date of completion of construction within five (5) days after completion of construction occurs.

               (b) In the event that Subtenant does not timely exercise the Expansion Option, Subtenant shall have no further right to sublease the Expansion Space, the Expansion Option shall be deemed void, and Wind River shall be free to lease the Expansion Space to any other person or entity on any terms and conditions as Wind River in its sole discretion deems appropriate.

        3. TERM. The term of this Sublease shall commence on the earlier of (a) June 1, 2000, or (2) the date Subtenant substantially completes construction and installation of the Subtenant Improvements (as defined below) (the "Commencement Date"), and shall expire on May 31, 2005 (the "Term"). In no event shall the Term extend beyond the term of the Master Lease.

        4. POSSESSION. Sublandlord shall deliver possession of the Sublease Premises to Subtenant upon full execution of this Sublease and receipt of the Master Landlord's written consent to this Sublease. If for any reason Wind River cannot deliver possession of the Sublease Premises, then Wind River shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder, provided that no Base Rent shall be due hereunder until the Commencement Date.

        5.     RENT.

               (a) BASE RENT AND ADDITIONAL RENT. Commencing on the Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay the following amounts (all of which are referred to as "Rent"):

                      (i) Base Rent. Subtenant shall pay to Wind River monthly base rent ("Base Rent") in the following amounts:

                 MONTHS                                     BASE RENT/FOOT/MONTH
                 ------                                     --------------------
                 Commencement Date - May 31, 2001           $1.75
                 June 1, 2001 - May 31, 2002                $1.82
                 June 1, 2002 - May 31, 2003                $1.89
                 June 1, 2003 - May 31, 2004                $1.97
                 June 1, 2004 - May 31, 2005                $2.05

                      (ii) Additional Rent. In addition to Base Rent, Subtenant shall also pay to Wind River, all Subtenant's Proportionate Share (as defined below) of Property Taxes and Operating Expenses (as those terms are defined in Paragraph 4 of the Master Lease) and all other costs incurred by Wind River in performing to its obligations under the Master Lease as they relate to the Sublease Premises, other than costs due to Sublandlord's gross negligence or willful misconduct or violation of the Master Lease (except if such violation is caused by Subtenant) ("Additional Rent"). Notwithstanding the foregoing or anything to the contrary in this Sublease, any Additional Rent that is (i) payable as a result of a default by Subtenant or as a result of the negligence or willful misconduct of Subtenant or any of its agents, employees or contractors, or (ii) incurred for the sole benefit of Subtenant or the Sublease Premises shall not be pro rated between Wind River and Subtenant and shall be the sole responsibility of Subtenant. Additional Rent shall be payable by Subtenant following three (3) days prior notice by Wind River, and otherwise no less than five (5) business days prior to the date Wind River must pay such amounts to Master Landlord. As used herein, Subtenant's Proportionate Share shall be equal to a fraction, the numerator of which is the rentable square footage of the Sublease Premises, the denominator is which is 44,000. Upon Subtenant's request, Sublandlord shall exercise Sublandlord's right to audit the Master Landlord's determination of Property Taxes and Operating Expenses in accordance with Paragraph 4 of the Master Lease; provided that (i) Subtenant shall pay for the costs of such audit (unless Master Landlord is liable therefor in accordance with Paragraph 4 of the Master Lease) and (ii) any overcharge or undercharge determined from such audit will be allocated to Subtenant in Subtenant's Proportionate Share. In the event Sublandlord independently decides to audit Master Landlord's determination of Property Taxes and Operating Expenses at its expense, any overcharge or undercharge determined from such audit will be allocated to Subtenant in Subtenant's Proportionate Share.

               (b) If the Commencement Date or expiration date of the Term does not fall on the first or last day of a calendar month respectively, Rent for such month shall be prorated on a daily basis based upon a thirty (30) day month. Rent shall be payable to Wind River in lawful money of the United States. Base Rent shall be payable in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the Term. All Rent shall be paid to Wind River at the address specified for notices to Wind River in SECTION 19 below.

               (c) Upon execution of this Sublease, Subtenant shall deliver to Wind River the sum of Forty Nine Thousand Eight Hundred Forty One and 75/100 Dollars ($49,841.75), representing Base Rent for the first full month of the Term.

               (d) In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

        6.     SECURITY DEPOSIT.

               (a) Subject to Section 6(b) below, upon execution of this Sublease, Subtenant shall deposit with Wind River the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) as a security deposit ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Wind River may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Wind River may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Wind River as a result of Subtenant's default or breach. If Wind River so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Wind River's written demand. Wind River shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Wind River, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises.

               (b) Notwithstanding the foregoing, Subtenant may, at its option at any time during the Term, substitute for the cash described in subparagraph
(a) above, an irrevocable standby letter of credit (the "Letter of Credit") in the face amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), with payment thereon conditioned only upon presentation of a site draft and a certificate asserting a default by Subtenant hereunder, issued by a bank in form and substance reasonably satisfactory to Wind River. Subtenant shall maintain the Letter of Credit in effect during the full term of this Sublease and for a period extending for thirty (30) days following the expiration or earlier termination hereof. If the term of the Letter of Credit has an expiration prior to the expiration of this Sublease and such letter or certificate is not renewed or replaced at least sixty (60) days prior to its expiration, Wind River shall be entitled to draw upon the entire Letter of Credit and hold the proceeds thereof as a cash security deposit.

               (c) Notwithstanding anything to the contrary contained herein, in the event Tenant becomes a publicly traded company and provided that Tenant is not then in default (and has never been in default beyond any applicable notice and cure periods) under this Sublease, the Security Deposit shall be reduced to $1,000,000.

        7. ASSIGNMENT AND SUBLETTING. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, except in accordance with the terms of Paragraph 12 of the Master Lease, as incorporated herein by reference, provided that Subtenant shall be required to obtain the consent of both Sublandlord and the



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

Master Landlord. In the event that the Master Landlord does not consent to any assignment or subletting, then it shall be deemed to be reasonable for Wind River to withhold its consent as well. Regardless of Wind River's consent, no subletting or assignment shall release Subtenant of its obligations hereunder.

        8. CONDITION OF PREMISES. Subtenant has used due diligence in inspecting the Sublease Premises and agrees to accept the Sublease Premises in "as-is" condition and with all faults as of the date of Subtenant's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Wind River to modify, improve or otherwise prepare the Sublease Premises for Subtenant's occupancy. By entry hereunder, Subtenant accepts the Sublease Premises in their present condition and without representation or warranty of any kind by Wind River. Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Wind River as provided in Section 1942 the California Civil Code.

        9. SUBTENANT IMPROVEMENTS. All alterations or improvements made to the Sublease Premises shall be made in accordance with the terms of the Master Lease as incorporated herein, and in compliance with all laws. Prior to the Commencement Date, Subtenant shall cause the Sublease Premises to be separately demised (with utilities separately sub-metered, if possible) from the Master Premises (which, together with the other initial alterations or improvements to be made by Subtenant are referred to herein as the "Subtenant Improvements"), and subject to possible reimbursement as set forth below, shall pay all costs and expenses relating thereto. Such costs shall include, without limitation, (i) all costs of compliance with laws relating to such demising, (ii) any additional taxes relating to such demising, and (iii) all costs to reprogram or modify the existing security system so that the Sublease Premises and the remaining portion of the Master Premises have distinct access and security systems. Within thirty
(30) days following Subtenant's written request to Sublandlord and subject to the provisions of Paragraph 18 of the Master Lease, Wind River shall assign its rights to receive reimbursement from Master Landlord for costs incurred prior to June 30, 2001 for making alterations and improvements within the Sublease Premises, in an amount up to $440,000. Subtenant shall indemnify, defend and hold Wind River harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorney's fees, damages, penalties, and expenses which may be brought or made against Wind River or which Wind River may pay or incur to the extent caused by any act or omission by Subtenant or its employees, agents, contractors or invitees ("Agents") in connection with any alterations or improvements (including without limitation the installation of its CAT 5 cabling) or the negligence or willful misconduct of Subtenant or its Agents.

        10. USE. Subtenant may use the Sublease Premises only for the purposes as allowed in the Master Lease, and for no other purpose.

        11. SECURITY. Wind River may, but shall be under no obligation to, implement reasonable security measures for the Building, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator or access and other actions that Wind River reasonably deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption. Subtenant shall cooperate and comply with, and cause its employees, representatives and visitors to cooperate and comply with, such security measures. Wind River, its agents and employees shall have no liability to Subtenant, its employees, agents and invitees for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Subtenant's use or enjoyment of the Sublease Premises. Wind River shall have no liability to Subtenant, its employees, agents and invitees for the adequacy of any security services provided, or for the provision of any additional services, and Wind River will not be responsible for any lost or stolen property, equipment, money or jewelry from the Sublease Premises or the Building regardless if such loss occurs when the Building's public areas and the Sublease Premises are not locked against such entry. Subtenant hereby assumes Wind River's current obligations relating to the existing security system installed by Wind River in the Sublease Premises.

        12. PARKING. Subtenant shall have Subtenant's Proportionate Share of any parking rights that Wind River may have in connection with the Master Premises pursuant to the Master Lease.

        13. SIGNAGE. Subject to Section 9 above and the provisions of the Master Lease, the parties shall have the following exterior signage rights:

               (a) Subtenant and Sublandlord shall be entitled to equal signage on the monument sign on Atlantic Avenue, which signage shall be installed by each party at its sole cost and expense; provided, however, that in the event Subtenant exercises the Expansion Option in accordance with Section 2 above, as of Expansion Space Delivery Date, Subtenant shall be entitled to all signage on such monument sign and any removal of Sublandlord's signage thereon shall be at Subtenant's sole cost and expense;

               (b) Subtenant shall have the sole right to erect and install at the front entrance to the Sublease Premises its signage at its sole cost and expense; and

               (c) Wind River shall have the sole right to erect and install at the front entrance to that portion of the Master Premises occupied by Wind River its signage at its sole cost and expense; provided however, that in the event Subtenant exercises the Expansion Option in accordance with Section 2 above, as of the Expansion Space Delivery Date, Wind River shall remove such front entrance signage at its sole cost and expense and thereafter Subtenant shall be entitled to signage rights with regard to the Master Premises.

        14. COMMUNICATION ROOM. Subject to any rules, regulations and security requirements of Wind River, Subtenant shall have a reasonable share (as determined by Wind River) of the Communication Room.

        15.    INCORPORATION OF MASTER LEASE.

               (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, or to the extent inconsistent with the terms of this Sublease, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease

Premises, Wind River being substituted for the "Landlord" in the Master Lease, and Subtenant being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Sublease Premises as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease. Subtenant acknowledges receipt of the Master Lease attached hereto as Exhibit A and acknowledges that Subtenant and its experts (if any) have had the opportunity to review the Master Lease and that Subtenant has satisfied itself as to the environmental conditions of the Sublease Premises and the Building and the suitability of such conditions for Subtenant's intended use of the Sublease Premises.

               (b) The following paragraphs of the Master Lease are not incorporated herein: the Basic Lease Information (except Premises and Building Address, and Use); Paragraphs: 1, 2, 3(a), 3(b), 3(e), 4, 5, , the last sentence of Paragraph 8(c), 16, 18, 21, 22; Exhibits A and B.

               (c) Subtenant hereby assumes and agrees to perform for Wind River's and Master Landlord's benefit, during the term of this Sublease, all of Wind River's obligations with respect to the Sublease Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

        16. INSURANCE. Subtenant shall be responsible for compliance with the insurance obligations of the "Tenant" under the Master Lease, as applied to the Sublease Premises. Additionally, such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Wind River as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Wind River before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Wind River with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

        17. UTILITIES. In the event that any utilities are not separately metered to the Sublease Premises, then Subtenant shall pay Subtenant's Proportionate Share of all utilities provided by Wind River. In the event that Wind River reasonably determines that Subtenant is using more than a commercially reasonable amount of utilities, then Wind River shall have the right, but not the obligation, to cause to be installed a separate utility sub-meter to measure Subtenant's use and Subtenant shall be responsible for the measured use thereof. Additionally, all costs related to the installation and maintenance of such separate utility meter or sub-meter shall be paid upon demand by Subtenant.

        18. DEFAULT. In addition to defaults contained in the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder.

        19. NOTICES. The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

               PRIOR TO THE COMMENCEMENT DATE:

                  TO WIND RIVER AT:           WIND RIVER SYSTEMS, INC.
                                              500 Wind River Way
                                              Alameda, CA 94501
                                              Attn: Martha Gordon

                  with copy to:               CM REALTY, INC.
                                              391 Diablo Road, Suite 100
                                              Danville, California 94526
                                              Attn: Chip Wiser

                  TO SUBTENANT AT:            1250 Marina Village Parkway
                                              Alameda, California 94501
                                              Attention: Chief Financial Officer

               SUBSEQUENT TO THE COMMENCEMENT DATE:

                  TO WIND RIVER AT:           at the Premises

                  TO SUBTENANT AT:            the Sublease Premises

        20.    WIND RIVER'S OBLIGATIONS.

               (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises or the Building is the responsibility of Master Landlord (collectively, "Master Landlord Obligations"), upon Subtenant's request, Wind River shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations; provided, however, that in no event shall Wind River be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease as a result if Master Landlord's failure to perform the Master Landlord Obligations. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the operation, management, maintenance and repair of Building, will in fact be furnished by Master Landlord and not by Wind River, except to the extent otherwise provided in the Master Lease. In addition, Wind River shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

               (b) Except as otherwise provided herein, Wind River shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

        21. EARLY TERMINATION OF SUBLEASE. If the Master Lease should terminate prior to the expiration of this Sublease, Wind River shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease expressly grants Wind River any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Wind River shall be entitled to exercise or not exercise such right in its complete and absolute discretion, provided that Sublandlord shall not negotiate an early termination of the Master Lease.

        22. CONSENT OF MASTER LANDLORD AND WIND RIVER. If Subtenant desires to take any action which requires the consent or approval of Master Landlord pursuant to the terms of the Master Lease, then prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Wind River shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Wind River and Master Landlord, as may be required under this Sublease or the Master Lease.

        23. CONDITIONS PRECEDENT. This Sublease shall not be effective unless and until any required written consent of the Master Landlord has been obtained.

        24. BROKERS. Subtenant represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein except Cushman Realty Corporation ("Subtenant's Broker"). Subtenant shall indemnify, protect, defend and hold Wind River harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty. Wind River shall have no liability in connection with any commission due to Subtenant's Broker. Wind River represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein except CM Realty, Inc. ("Wind River's Broker"). Wind River shall indemnify, protect, defend, and hold Subtenant harmless from all costs and expenses (including reasonably attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty. Subtenant shall have no liability in connection with any commission due to Wind River's Broker.

        25. SURRENDER OF PREMISES. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Sublease Premises in the condition required under the Master Lease (except that Subtenant shall not be responsible for removals of the spa as provided in the last sentence of Paragraph 8(c) of the Master Lease).

        26. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Wind River and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of the provisions of this Sublease.

        27. COUNTERPARTS; FACSIMILE SIGNATURES. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. A signed copy of this Sublease transmitted via facsimile to the other party shall be binding on the signatory thereto.

        28. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, the parties hereto, including Master Landlord by reason of its consent hereto, each release the others and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Master Lease or this Sublease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the entity so released.

        29. AUTHORITY TO EXECUTE SUBLEASE. Each party warrants and represents to the other party that it is authorized to enter into this Sublease and that the individuals executing this Sublease have authority to do so. Within ten (10) days following execution of this Sublease, each party shall deliver to the other party reasonable evidence of authority to enter into this Sublease.

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the date written below.

SUBLANDLORD                                  SUBTENANT

WIND RIVER SYSTEMS, INC.                     SILICON ENERGY, a California
                                             corporation

By: /s/ RICHARD W. KRABER                    By: /s/ MATTHEW DEAN
    -------------------------------              -------------------------------

Its:  VP Finance/CFO                         Its:  VP of Finance
     ------------------------------               ------------------------------

Date:                                        Date:   3-30-00
     ------------------------------               ------------------------------

                                    EXHIBIT A
                                  MASTER LEASE

                                    EXHIBIT B
                                SUBLEASE PREMISES



                                       12